Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 178 to Registration Statement No. 002-84776 on Form N–1A of our report dated December 21, 2015 relating to the financial statements and financial highlights of Fidelity Advisor Floating Rate High Income Fund, our report dated December 18, 2015 relating to the financial statements and financial highlights of Fidelity Advisor High Income Advantage Fund, our report dated December 21, 2015 relating to the financial statements and financial highlights of Fidelity Advisor High Income Fund, and our report dated December 16, 2015 relating to the financial statements and financial highlights of Fidelity Advisor Value Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended October 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2015